EXHIBIT 23.2

                      [LETTERHEAD OF ROGOFF & COMPANY, PC]

                         Consent of Independent Auditors


We hereby consent to the use in this Amendment No. 4 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated April 1, 2003 on the financial statements of Lapis Technologies, Inc. and Subsidiary at December 31, 2002 and for the year ended December 31, 2002 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.


/s/  Rogoff  &  Company,  PC

ROGOFF  &  COMPANY,  PC

New  York,  New  York
November  10,  2003


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